EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name                                                 State of Incorporation
----                                                 ----------------------

Technology Service Group, Inc.                       Delaware
Elcotel Direct, Inc.                                 Delaware
Public Communication - I Corporation                 Delaware
International Service Technologies, Inc. (a
  subsidiary of Technology Service Group, Inc.)      Delaware